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                     AMENDMENT NO. 1 TO CARR-GOTTSTEIN FOODS CO.
                       1994 OUTSIDE DIRECTORS STOCK OPTION PLAN

     WHEREAS, Carr-Gottstein Foods Co. (the "Company") has adopted that certain Carr-Gottstein Foods Co. 1994 Outside Directors Stock Option Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to allow the Board of Directors of the Company to provide for the treatment of outstanding options under the Plan in the event of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to outstanding stock options under the Plan are exchanged for or converted into cash, property and/or securities not issued by the Company.

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

     Section 2. AMENDMENT OF SECTION 8(B)(1)(ii) OF THE PLAN. Section 8(b)(1)(ii) of the Plan shall be amended and restated in its entirety to read as follows:

     "(ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class then subject to such outstanding Options are exchanged for or converted into cash, property and/or securities not issued by the Company unless (A) such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board of Directors and the terms of such reorganization, merger or consolidation shall provide that such Options shall continue in effect thereafter and shall be exercisable to acquire the number and type of securities or other consideration to which the Outside Directors would have been entitled had they exercised such Options prior to such reorganization, merger or consolidation or (B) the Board of Directors otherwise provides."

     Section 3. EFFECTIVENESS. The Plan shall remain in full force and effect, as modified by this Amendment No. 1 to Carr-Gottstein Foods Co. 1994 Outside Directors Stock Option Plan (the "Amendment").

     Section 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Alaska without regard to conflicts of laws provisions thereof.